Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Completes New $1.8 Billion Revolving Credit Facility with Lenders

HOUSTON, June 17, 2016 - Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it has completed a $1.8 billion five-year revolving syndicated credit facility with 24 financial institutions that will expire in June 2021 and can be expanded to $2.1 billion total availability.

The revolving facility will provide $1.45 billion for inventory floorplan financing.  The facility will also provide $350.0 million for working capital, acquisitions and general corporate purposes, of which up to $125.0 million can be borrowed in either Euros or Pounds Sterling.  New Vehicle and Used Vehicle floorplan interest rates remain at one-month LIBOR plus 125bps and one-month LIBOR plus 150bps, respectively.

Lenders in the syndicated facility include 6 manufacturer-affiliated finance companies and 18 commercial banks.  The 6 manufacturer-affiliated finance companies are: Mercedes-Benz Financial Services USA LLC; Toyota Motor Credit Corporation; BMW Financial Services NA, LLC; American Honda Finance Corporation; Nissan Motor Acceptance Corporation; and Volkswagen Credit, Inc.  The 18 commercial banks are: Bank of America, N.A.; Comerica Bank; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, N. A.; U.S. Bank, N.A.; Compass Bank (d/b/a BBVA Compass); MassMutual Asset Finance LLC; Branch Banking & Trust Company; TD Bank, N.A.; Bank of the West; KeyBank National Association; NYCB Specialty Finance Company, LLC.; Barclays Bank PLC; ZB, N.A. (d/b/a Amegy Bank); Lloyds Bank plc; Ally Insurance Holdings Inc.; Amarillo National Bank; and BOKF, NA (d/b/a Bank of Oklahoma).  The syndication was arranged through JP Morgan Chase Bank N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC.

"The expanded $1.8 billion revolving facility further strengthens Group 1's balance sheet by locking in ample, reasonably priced capital for vehicle financing and acquisition growth for the next five years," said John C. Rickel, Group 1's senior vice president and chief financial officer. "The commitments made by our lenders are a testament to the strong relationships we have established with our financial partners over the years."

About Group 1 Automotive, Inc.
Group 1 owns and operates 162 automotive dealerships, 213 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and

Group 1 Automotive, Inc.

uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Sheila M. Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com